NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       AND 2000 PROXY STATEMENT
                                  OF
                          C/FUNDS GROUP, INC.

Dated:  March 31, 2000

The Annual Meeting of Shareholders of C/FUNDS GROUP, INC., has been scheduled to be held on Friday, April 28, 2000, at 10:00 a.m., at CALDWELL TRUST COMPANY, 201 Center Road, Suite 2, Venice, Florida just east of the intersection of Business Bypass 41 and Center Road.

All fund series shareholders are urged to attend the Meeting of Shareholders either in person or by proxy in order to vote their shares on all matters to come before the meeting. Business to be transacted and the purposes of the meeting are:

     a.   Election of directors,
     b.   Ratification of independent auditor selection,
     c.   Ratification of investment advisory contract renewals, and
     d.   Any other business as may properly come before the meeting.

Shareholders of record at the close of business on March 28, 2000, in all fund series are entitled to vote at the meeting. A quorum of all series fund shareholders must be present either in person or by proxy in order to transact corporation business at the meeting. For matters affecting only a single fund series, a quorum of shareholders of the respective fund series must be present in person or by proxy in order to vote on those matters relating only to that particular fund series. The number of shares you are entitled to vote that were shown to be held by you on the record date and name of fund series is printed for your convenience on the enclosed proxy. As of the record date, the total number of shares outstanding for each fund series were:

                                       Outstanding
     Fund                                   Shares
     C/Fund                                389,651
     C/Growth Stock                        291,714
     C/Government                          920,380
     C/Community Association Reserve        84,282
     Total                               1,686,027

In order to hold proxy solicitation costs to a minimum and obtain a quorum to convene the meeting date, your prompt response is earnestly requested. A signed BLUE PROXY FORM must be received by C/FUNDS GROUP, INC., in time to vote at the meeting on April 28, 2000. The most recent Annual Report is enclosed. Additional Annual Reports can be obtained without charge upon request by contacting the Fund at the address and/or phone number listed at the end of this notice.

 The enclosed proxy is solicited on behalf of the Board of Directors. Management recommends a vote FOR all proposals and requests that you
         PLEASE SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY
       BY MAIL IMMEDIATELY, USING THE PREPAID ENVELOPE PROVIDED.

                               DIRECTORS
Nominees as Directors of C/FUNDS GROUP, INC. to serve for the next year, and information about them is enclosed herewith. All nominees, each of whom are listed below, presently serve as members of the Board of Directors and each served for the last calendar year. Two of the five director nominees are deemed "interested" directors, as defined by regulations. These are Mr. Caldwell, who is President and director of the Company, and his sister Ms. Pecheux. The Caldwell Family, directly or beneficially, owns a controlling interest in Trust Companies of America, Inc., which owns 100% of Omnivest Research Corporation, the company's investment advisor. These two interested directors receive no compensation from C/FUNDS GROUP, INC. Any compensation paid to members of the Caldwell Family comes from Trust Companies of America, Inc., or one or more of its subsidiaries. Director nominees and information about them is as follows:


                                                           Fund Series
                   Position with                                Shares
                   Company,                                   Owned as
                   Length of                                  of March
Name and Address   Directorship   Age, Primary Occupation     28, 2000

William L.         Chairman,      Age 79.  Retired.            C/Fund:
Donovan            Director, Non- Investments & Real               551
627 Padget Court   Interested;    Estate; Former VP
Venice, FL 34293   Since 1984.    Gately Shoppes, Inc.,
                                  Gross Pointe, MI.

R.   G.   "Kelly"  President,     Age 33.  President,          C/Fund:
Caldwell, Jr. (*)  Interested     C/Funds Group, Inc.;             387
3320 Hardee Drive  Director;      President, Omnivest        C/Growth:
Venice, FL  34929  Since 1998.    Research Corp.;                  572
                                  President, Trust
                                  Companies of America,
                                  Inc.; Secretary and
                                  Treasurer, Caldwell
                                  Trust Company, Venice,
                                  FL.

D. Bruce Chittock  Director, Non- Age 65.  Industrial          C/Fund:
19625 Cats Den     Interested;    Engineer, Equipment for        3,331
Road               Since 1997.    Industry, Inc.,            C/Growth:
Chagrin Falls, OH                 Cleveland, OH.                 1,794
44023

Deborah C.         Interested     Age 43.  VP, CareVu          C/Fund:
Pecheux (*)        Director;      Corp., Houston, TX;            1,067
1911 Oakhurst      Since 1992.    Former Sr. Project
Pkwy.                             Engineer, Ferranti
Sugarland, TX                     Intl., Houston, TX.
77479

Emmett V. Weber    Director, Non- Age 68.  Captain                None
3411 Bayou Sound   Interested;    (ret.), USAir Group,
Longboat Key,  FL  Since 1993.    Inc., Pittsburgh, PA.
34228

(*) Interested persons as defined under the 1940 Act.

The non-interested Directors of the Company are the only persons receiving compensation from the Company. The Company does not have any retirement plan and the compensation paid to outside directors was the rate of $5,000 as an annual retainer plus $100 per meeting attended. Three meetings were held in 1999 and all directors attended all meetings. Non-interested directors received the following compensation in calendar year 1999.

Non-Interested Director    Compensation
William L. Donovan            $5,300.00
Emmett V. Weber               $5,300.00
D. Bruce Chittock             $5,300.00

                         INDEPENDENT AUDITORS
The Board of Directors, including all non-interested directors, recommends the CPA firm of Gregory, Sharer & Stuart to serve as independent accountants for the Company for the fiscal year ending December 31, 2000. This firm acted as auditors for the Company for the fiscal year ended December 31, 1999. Gregory, Sharer & Stuart was selected based upon the skill and expertise of the firm.

                          INVESTMENT ADVISOR
The Company's Investment Advisor is Omnivest Research Corporation ("ORC"), a Florida corporation located at 250 Tampa Ave. West, Venice, Florida 34285. From inception through July, 1995, ORC was wholly owned by Roland Caldwell and his Family. In July 1995, control of ORC was transferred to Trust Companies of America, Inc., a private Florida corporation that remains under the voting control of Roland Caldwell and his Family. R. G. "Kelly" Caldwell, Jr. serves as President for both ORC and C/FUNDS GROUP, INC. ORC has been under contract as C/FUNDS GROUP, INC.'s investment advisor since inception.

Under terms of the investment advisor's contract, ORC receives a fee for management of each fund series calculated and paid pro-rata monthly as a percent of daily net assets of each fund. These contracts are approved as required by the Board of Directors and are terminable upon 30 days written notice, one party to the other. During the last calendar year, the fees paid to ORC for such services totaled $179,947. In addition to providing all administrative services to the funds, ORC also provides staff, office space, and the principal office for the conduct of business. Since February 17, 1987, C/Data Systems and its predecessors have leased "C/MFAS," its computer software for mutual funds under contract to C/FUNDS GROUP, INC. Terms of the contract currently requires payment to C/Data Systems of a monthly lease in the amount of $500, which contract is cancelable by C/FUNDS GROUP, INC., at anytime on 30 days written notice. C/Data Systems became an operating division of Trust Companies of America, Inc., in July 1995.

The Board of Directors recommends renewal of the investment advisory contract with Omnivest Research Corporation for the following reasons:
(1) the advisor has had an excellent performance record over this period relative to the low risks taken; (2) the principals are individuals of high integrity and trust; (3) fees charged are fair by comparison with money management fees charged for similar size individually managed portfolios; (4) the Board is of the opinion that it would be uneconomic to operate C/Funds Group, Inc. without the low administration and accounting costs achieved as a result of the affiliation with the TCA family of support service providers; and (5) marketing funds in the Sarasota County area would be impaired absent the association.

                           OTHER INFORMATION
The last Annual Meeting of Shareholders of all fund series took place on April 9, 1999, at Caldwell Trust Company, Venice, Florida and at that meeting the shareholders approved and ratified the (1) election of directors, (2) appointment of Gregory, Sharer and Stuart, CPA as auditors, and (3) renewal of all investment advisor contracts for all series with Omnivest Research Corporation for the next year. The results by series are tabulated below:

                                        Shares       Total  Percent
                                       Outstanding  Shares   Shares
                                                     Voted    Voted
Series                                                 FOR      FOR
C/Fund                                 377,864     265,157   70.17%
C/Growth Stock                         208,410     144,622   69.39%
C/Government                         1,035,367     697,696   67.39%
C/Community Association Reserve         71,264      52,390   73.52%
Adams Equity                            39,500      26,649   67.47%
Total                                1,732,405   1,186,514   68.49%

The Company's policy is to allocate brokerage business to the best advantage and benefit of its shareholders. The President of C/FUNDS GROUP, INC. and its Investment Advisor are responsible for directing all transactions through brokerage firms of its choice. All securities transactions are made so as to obtain the most efficient execution at the lowest transaction cost.

From 1986 to the end of 1999, C/FUNDS GROUP, INC. made all securities transactions through large, non-retail brokerage firms specializing in providing financial institutions and others with low cost security transactions, third-party generated research services, and certain specialized services for the direct benefit of shareholders of regulated investment companies. At the end of 1999, C/FUNDS GROUP, INC. began using a direct electronic link to an institutional broker that charges $.03 per share for most trades and that does not provide C/FUNDS GROUP, INC. with research services.

In 1999, approximately 98% of all brokerage dollars were paid to Lynch, Jones & Ryan, with the remainder paid to Robinson-Humphrey. Total commissions paid by C/FUNDS GROUP, INC. in the last calendar year aggregated $30,663.

Signed:




Lyn B. Braswell
Secretary












                          C/Funds Group, Inc.
                             P.O.  Box 622
                         Venice, FL 34284-0622
                            (941) 488-6772
                            (800) 338-9477